UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 31, 2018

S&P GLOBAL INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other	(Commission	(IRS Employer
jurisdiction of	File No.)	Identification No.)
incorporation or
organization)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On October 29, 2018, S&P Global Inc. (the “Registrant”) entered into an accelerated share repurchase (ASR) agreement to repurchase $500 million of its outstanding common stock. The final settlement of the transaction under the ASR agreement is expected to be completed no later than the first quarter of 2019. The ASR is part of the Registrant's share repurchase program authorizing the repurchase of up to 50 million shares, as previously announced on December 4, 2013.

The information furnished pursuant to this Item 8.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Associate General Counsel

Dated:  October 31, 2018